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Exhibit 5.1
December 17, 2007
Copano Energy, L.L.C.
2727 Allen Parkway, Suite 1200
Houston, Texas 77019
Re:     Copano Energy, L.L.C. — Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel to Copano Energy, L.L.C., a Delaware limited liability company (the “Company”), with respect to certain legal matters in connection with the preparation of the Registration Statement on Form S-3 (such Registration Statement, as amended on the effective date thereof being referred to herein as the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof and to which this opinion is an exhibit. The Registration Statement relates to the registration of (i) 11,711,569 common units representing limited liability company interests in the Company (the “Common Units”) (consisting of (a) 4,928,177 Common Units, (b) 1,184,556 Common Units issuable upon the conversion of the outstanding Class C Units of the Company (“Class C Units”) into Common Units and (c) 5,598,836 Common Units issuable upon the conversion of the outstanding Class E Units of the Company (“Class E Units”) into Common Units) and (ii) 5,598,836 Class E Uunits. We have also participated in the preparation of the prospectus relating to the Registration Statement and included as a part thereof (the “Prospectus”).
     As the basis for the opinion hereinafter expressed, we examined such statutes, including the Delaware Limited Liability Company Act (the “Delaware Act”), corporate records and documents, certificates of corporate and public officials, and other instruments and documents as we deemed necessary or advisable for the purposes of this opinion. In such examination, we assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.
     In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Common Units and the Class E units offered thereby; (iii) the Common Units and Class E Units will be sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; and (iv) a definitive purchase, underwriting or similar agreement with respect to any Common Units and Class E Units offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Copano Energy, L.L.C.  December 17, 2007  Page 2
     Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that:
1.	The Company has been duly formed and is validly existing as a limited liability company under the Delaware Act.

2.	The Common Units (i) have been duly authorized and are validly issued, fully paid and are non-assessable, or, (ii) if issuable upon the conversion of the Class C Units or the Class E Units, when issued will be validly issued, fully paid and are non-assessable.

3.	The Class E Units have been duly authorized, validly issued, fully paid and nonassessable.
     The opinions expressed herein are qualified in the following respects:
1.	We have assumed, without independent verification, that the certificates for the Common Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Units.

2.	We have assumed, without independent verification, that the certificates for the Class E Units will conform to the specimens thereof examined by us and will have been duly registered on the Company’s books and records.

3.	We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine, and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

Copano Energy, L.L.C.  December 17, 2007  Page 3
4.	This opinion is limited in all respects to federal law of the United States of America and the Delaware Act.
     We hereby consent to the reference to us under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement, but we do not thereby admit that we are within the class of persons whose consent is required under the provisions of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,
/s/ Vinson & Elkins L.L.P.

VINSON & ELKINS L.L.P.